DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, June 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on May 30, 2025 (ex-date May 30, 2025).

The following table sets forth the estimated amounts of the Fund’s May 2025 monthly distribution and its sources, payable June 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	May 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.037	56.4%	$0.136	29.7%
Net Realized Short-Term Capital Gains	0.000	0.6%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.028	43.0%	0.303	66.7%
Return of Capital (or other Capital Source)	0.000	0.0%	0.016	3.6%
Total Distribution per common share	$0.065	100.0%	$0.455	100.0%
(1)	Fiscal year started November 1, 2024

As of February 28, 2025
Average annual total return on NAV for the 5 years*	9.09%
Annualized current distribution rate as a percentage of NAV	8.45%
Cumulative total return on NAV for the fiscal year	6.41%
Cumulative fiscal year distributions as a percentage of NAV	2.82%

* Simple arithmetic average of each of the past five annual returns.

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, July 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on June 30, 2025 (ex-date June 30, 2025).

The following table sets forth the estimated amounts of the Fund’s June 2025 monthly distribution and its sources, payable July 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	June 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.020	30.3%	$0.147	28.2%
Net Realized Short-Term Capital Gains	0.003	5.2%	0.004	0.7%
Net Realized Long-Term Capital Gains	0.017	26.4%	0.320	61.6%
Return of Capital (or other Capital Source)	0.025	38.1%	0.049	9.5%
Total Distribution per common share	$0.065	100.0%	$0.520	100.0%
(1)	Fiscal year started November 1, 2024

As of May 30, 2025
Average annual total return on NAV for the 5 years	9.59%
Annualized current distribution rate as a percentage of NAV	8.49%
Cumulative total return on NAV for the fiscal year	8.22%
Cumulative fiscal year distributions as a percentage of NAV	4.95%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, August 11, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on July 31, 2025 (ex-date July 31, 2025).

The following table sets forth the estimated amounts of the Fund’s July 2025 monthly distribution and its sources, payable August 11, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	July 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.003	4.9%	$0.150	25.6%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.003	0.5%
Net Realized Long-Term Capital Gains	0.018	27.2%	0.338	57.8%
Return of Capital (or other Capital Source)	0.044	67.9%	0.094	16.1%
Total Distribution per common share	$0.065	100.0%	$0.585	100.0%
(1)	Fiscal year started November 1, 2024

As of June 30, 2025
Average annual total return on NAV for the 5 years	10.55%
Annualized current distribution rate as a percentage of NAV	8.52%
Cumulative total return on NAV for the fiscal year	8.54%
Cumulative fiscal year distributions as a percentage of NAV	5.68%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, September 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on August 29, 2025 (ex-date August 29, 2025).

The following table sets forth the estimated amounts of the Fund’s August 2025 monthly distribution and its sources, payable September 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	August 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.018	28.4%	$0.176	27.1%
Net Realized Short-Term Capital Gains	0.002	2.2%	0.005	0.7%
Net Realized Long-Term Capital Gains	0.045	69.4%	0.411	63.2%
Return of Capital (or other Capital Source)	0.000	0.0%	0.058	9.0%
Total Distribution per common share	$0.065	100.0%	$0.650	100.0%
(1)	Fiscal year started November 1, 2024.

As of July 31, 2025
Average annual total return on NAV for the 5 years	9.60%
Annualized current distribution rate as a percentage of NAV	8.41%
Cumulative total return on NAV for the fiscal year	10.72%
Cumulative fiscal year distributions as a percentage of NAV	6.31%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, October 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on September 30, 2025 (ex-date September 30, 2025).

The following table sets forth the estimated amounts of the Fund’s September 2025 monthly distribution and its sources, payable October 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	September 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.017	26.1%	$0.196	27.4%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.005	0.7%
Net Realized Long-Term Capital Gains	0.048	73.9%	0.491	68.7%
Return of Capital (or other Capital Source)	0.000	0.0%	0.023	3.2%
Total Distribution per common share	$0.065	100.0%	$0.715	100.0%
(1)	Fiscal year started November 1, 2024.

As of August 29, 2025
Average annual total return on NAV for the 5 years	10.45%
Annualized current distribution rate as a percentage of NAV	8.40%
Cumulative total return on NAV for the fiscal year	11.75%
Cumulative fiscal year distributions as a percentage of NAV	7.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, November 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on October 31, 2025 (ex-date October 31, 2025).

The following table sets forth the estimated amounts of the Fund’s October 2025 monthly distribution and its sources, payable November 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	October 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.011	17.0%	$0.206	26.4%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.004	0.5%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.447	57.3%
Return of Capital (or other Capital Source)	0.054	83.0%	0.123	15.8%
Total Distribution per common share	$0.065	100.0%	$0.780	100.0%
(1)	Fiscal year started November 1, 2024.

As of September 30, 2025
Average annual total return on NAV for the 5 years	11.77%
Annualized current distribution rate as a percentage of NAV	8.20%
Cumulative total return on NAV for the fiscal year	15.18%
Cumulative fiscal year distributions as a percentage of NAV	7.52%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.